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December 22, 1997

Re: Great Western Directories

To whom it may concern:


Great Western Directories, Inc. has been granted exclusive marketing rights for World Pages for markets in which it is currently located and for markets in which it plans to enter.


Sincerely,

/s/ Richard A. O'Neal
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Richard A. O'Neal
President